UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 19, 2010
Cinemark Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33401	20-5490327
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3900 Dallas Parkway, Suite 500, Plano, Texas 75093
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 972.665.1000
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 19, 2010, Cinemark Holdings, Inc. (“we” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated and certain selling stockholders named therein (the “Selling Stockholders”). Pursuant to the terms of the Underwriting Agreement, the Selling Stockholders agreed to sell an aggregate of 7,500,000 shares of the Company’s common stock, par value $0.001 per share, at a per share price to the public of $14.55. The Company will not receive any proceeds from this sale by the Selling Stockholders.
     The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the complete copy of that agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 8.01 Other Events.
     On January 19, 2010, we issued a press release announcing the secondary offering of the Company’s common stock by the Selling Stockholders. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     On January 20, 2010, the Company issued a press release announcing the pricing of the secondary offering of the Company’s common stock by the Selling Stockholders. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Exhibit Description
1.1	Underwriting Agreement, dated January 19, 2010, by and among Cinemark Holdings, Inc., the selling stockholders named on Schedule I therein and Morgan Stanley & Co. Incorporated.

99.1	Press Release, dated January 19, 2010.

99.2	Press Release, dated January 20, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK HOLDINGS, INC.
By:	/s/ Michael D. Cavalier
	Name:	Michael D. Cavalier
	Title:	Senior Vice President — General Counsel

Date: January 21, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit Description
1.1	Underwriting Agreement, dated January 19, 2010, by and among Cinemark Holdings, Inc., the selling stockholders named on Schedule I therein and Morgan Stanley Incorporated.

99.1	Press Release, dated January 19, 2010.

99.2	Press Release, dated January 20, 2010.